Exhibit 23

                          Independent Auditors' Consent

The Board of Directors
Anaren Microwave, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-19618, No. 33-1768, No. 33-36761 and No. 333-03193) on Form S-8 of Anaren
Microwave, Inc. of our report dated August 16, 1996, relating to the consolidated balance sheets of Anaren Microwave, Inc. and subsidiaries as of June 30, 1996 and July 1, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 10-K of Anaren Microwave, Inc.

Our report included an explanatory paragraph referring to the Company's changes in its methods of accounting for postretirement benefits other than pensions and income taxes.

                                                KPMG Peat Marwick LLP

Syracuse, New York
September 17, 1996




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